                         AGREEMENT

Agreement made this 25th day of June, 1992, between Pioneer Pierwsze Polskie Towarzystwo Funduszy Powierniczych, Spolka Akcyjna, having its site in Warsaw, hereinafter called "Pioneer PPTFP, S.A." and Bank Polska Kasa Opieki S.A., hereinafter called the "Bank-Custodian," having its site in Warsaw, with respect to the placement in its custody of the assets of Pioneer Pierwszy Polski Fundusz Powierniczy, hereinafter called the "Fund."

                          ARTICLE

     1. Pioneer PPTFP, S.A. entrusts the Bank-Custodian with the assets of the Fund to hold them and to perform activities in accordance with Article 2.1. of this Agreement.

     2.   Pioneer PPTFP, S.A. shall open accounts at  the Bank-
Custodian on behalf of the Fund, into which cash and securities will be deposited in accordance with appropriate internal regulations of the Bank-Custodian.

                         ARTICLE 2

Duties of the parties.

1.   The Bank-Custodian shall be required to:

     i)   ensure safe custody of the assets of the Fund,

     ii) ensure that the purchase and redemption of parti-cipation units in the Fund complies with the law and with the regulations of the Fund ("Regulations"),

     iii) calculate the net asset value, in accordance with the law and the Regulations,

     iv)  carry out proper instructions of Pioneer PPTFP, S.A.
          pursuant to the Agreement unless they contravene the law or the By-laws or internal regulations of the Bank-Custodian,

     v) ensure that in transactions involving assets of the Fund, amounts due are paid within periods defined in the By-laws,

     vi) ensure that the income of the Fund is reported in accordance with the law and the By-laws.

2.   Pioneer PPTFP, S.A.  shall be required to:

     i) deliver to the Bank-Custodian the extract of the notarial deed of the act of incorporation (the "Act of Incorporation") and the statute of Pioneer PPTFP, S.A. (the "Statute"), the By-laws, a copy of the decision of the Securities Commission (the "Commission") confirming the documents mentioned above, certified and conformable with the original, and the certified extract from the Commercial Register referring to Pioneer PPTFP, S.A.,

     ii) inform the Bank-Custodian of any change of the Act of Incorporation, the Statute, and the By-laws approved by the Commission,

     iii) deliver to the Bank-Custodian a list of the members of Pioneer PPTFP, S.A.'s authorities, together with detailed determination of their powers, and the persons who are duly authorized to give proper instructions to the Bank-Custodian pursuant to this Agreement,

     iv) inform the Bank Custodian about any decision of its authorities, concerning the performance of the Agreement by the Bank-Custodian,

     v) deliver proper instructions to the Bank-Custodian, concerning the assets of the Fund, in a form and on terms determined in the Agreement in accordance with Paragraph V in Appendix No. 1 hereto.

     vi) deliver to the Bank-Custodian a list of entities in control of, or being controlled by, the Fund within the meaning of the Act on Public Trading in Securities and Trust Funds of March 22, 1991 (the "Securities Act").

                              ARTICLE 3

1. Detailed powers and duties of the Bank-Custodian and Pioneer PPTFP, S.A are set forth in Appendix No. 1 to the Agreement.
2. The detailed standard of care is outlined in Appendix No. 2 to the Agreement.

                              ARTICLE 4

     Pioneer PPTFP shall, on behalf of the Fund, pay the BankCustodian a custody fee for its performance hereunder calculated as follows:

     From 0 to $25 million = 9/100 of 1% (0.0009);

     From over $25 million to $50 million = 7/100 of 1% (0.0007);

     From over $50 million to $100 million = 3/100 of 1% (0.0003);

     From over $100 million to $500 million = 2/100 of 1% (0.0002);

     Over $500 million = 1/100 of 1% (0.0001).

     Said custody fee shall be calculated on a cumulative basis, in the following manner:

     a) the value of all assets of the Fund shall be treated as a sum of separate components calculated in accordance with the above schedule;

     b) the fee shall be calculated separately for each component of the total value of the assets, which will then be added together;

     c) the fee shall be based on the daily net average of all assets in the Fund's portfolio (deposits and securities), and it


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

shall be payable monthly within seven business days of the next month.

        The custody fee, calculated as stated hereinabove, shall be paid in Polish zlotys, after the value of all assets in the Fund's portfolio has been re-stated in American dollars (USD) on the basis of the average exchange rate between the buy and sell rates for American dollars announced by the Bank-Custodian on the day on which the custody fee is calculated.

        In addition, Pioneer PPTFP, S.A. shall cover the cost of telex charges for inter-bank and other money transfers.

        Pioneer PPTFP, S.A. shall not pay any charges for money transfers into the investment account or accounts established for the benefit of the Fund and consisting of securities and cash deposits. Further, it shall not pay any transaction charges enumerated in items 1 through 7 and 9 through 10 in Chapter 8 in Appendix No. A/2 issued by the President of the Management Board of the Bank- Custodian, dated as of February 27, 1992 or charges or fees related to the maintenance of an investment account which may be required in the future by amendements to said appendix.

        In the event of investing the Fund's assets in foreign securities, the parties to this Agreement shall agree on the terms and conditions of keeping such assets in the custody of the BankCustodian.

        In the event of keeping physical securities in the custody of the Bank-Custodian, Pioneer PPTFP, S.A. shall cover the cost of servicing such securities.

                                  ARTICLE 5


1. All disputes which arise under this Agreement shall be resolved by arbitration, with each of the parties appointing one arbitrator and the two arbitrators so appointed choosing unanimously the third arbitrator.

2. If within three months from the submission of a dispute for arbitration neither the arbitrators could resolve the dispute nor the parties could settle it, the dispute shall be brought before the Arbitral Center of the Federal Economic Chamber in Vienna, Austria where the governing law shall be the Polish law and all proceedings before it shall be conducted in Polish.

                                  ARTICLE 6

        This Agreement, which includes the Appendices attached hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. All amendments to this Agreement may be made, after they have been agreed to by both parties, exclusively in writing, otherwise they shall be null and void.

                                  ARTICLE 7

        This Agreement is made for an unlimited period of time. Polish law shall govern the rights and obligations of both parties under this Agreement.

                                  ARTICLE 8

        Either party may terminate this Agreement at any time upon a 90-day written notice sent by registered mail to the other party; such termination to take effect not sooner than ninety (90) days from the date of delivery of such notice. In the event

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

of the appointment of a successor custodian approved by the Commission (the "Successor"), it is agreed that the funds and the securities owned by the Fund and held by the Bank-Custodian shall be delivered to the Successor, as promptly as possible, and, within 90 days thereafter, the Bank-Custodian shall cooperate with the Fund in performing all actions necessary in order to substitute the Successor for the Bank- Custodian under this Agreement. If Pioneer PPTFP, S.A. shall not appoint a Successor within 90 days from the date on which this Agreement was effectively terminated, the Bank-Custodian shall continue to hold the Fund's assets in accordance with this Agreement. If the Bank-Custodian continues to hold the Fund's assets beyond the 90-day period, the custody fee set forth in art. 4 hereof shall double. After one year from the date of termination, the Bank-Custodian shall have the right to return the Fund's assets to Pioneer PPTFP, S.A.

                                  ARTICLE 9

        This Agreement shall be governed by the Polish law.

                                  ARTICLE 10

        The Agreement was signed in four copies, with two copies thereof provided to each party. The Agreement has been written in Polish and English, with both language versions equally valid. The Polish version of this Agreement shall be used exclusively in proceedings before Polish authorities.

On behalf of Pioneer Pierwsze Polskie Towarzystwo
Funduszy Powierniczych, Spolka Akcyjna



/s/ William H. Smith, Jr.                  /s/ James L. Spencer
---------------------------                ------------------------
William H. Smith, Jr.                      James L. Spencer
President                                  Vice-President


On behalf of Bank Polska Kasa Opieki, SA


/s/ Boleslaw Meluch                        /s/ Igor Chalupec
---------------------------                ------------------------
Boleslaw Meluch                            Igor Chalupec
Director of the Mutual                     Director of the
Central Funds Department                   Brokerage Office

                                APPENDIX NO.1

        POWERS AND DUTIES OF THE BANK-CUSTODIAN AND PIONEER PPTFP, S.A. The Bank-Custodian shall have the following powers and duties:

        A. SAFEKEEPING - To keep safely, on behalf of the Fund, the securities and other assets of the Fund that have been delivered to the Bank- Custodian.

        B. MANNER OF HOLDING SECURITIES - To hold securities of the Fund (1) by physical possession of ownership receipts. or other instruments evidencing the ownership of securities, securities certificates, in registered or bearer form, or (2) in book-entry or computerized form according to the procedures applicable to the National Depository of Securities ("Central Depository"), established by the Securities Act, and other appropriate procedures.

        C. REGISTERED SECURITIES - To hold registered securities of the Fund registered in the name of the Fund in an account established at the Bank-Custodian containing only assets of the Fund or in an account which contains exclusively assets held by the Bank-Custodian as fiduciary or custodian for customers.

        D. SEGREGATED ACCOUNT - The Bank-Custodian shall upon receipt of proper instructions, establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities of the Fund. The Fund's assets maintained by the Bank-Custodian, including bank deposits and securities, represent exclusively the property of the Fund's participants. Accordingly, in performing the activities hereunder, the Bank- Custodian has no right of disposition with respect to the Fund's assets without proper instructions.

        E. PURCHASES - To pay for securities, including the commission, and receive securities purchased for the account of the Fund, in accordance with
(i) the Central Depository rules with respect to securities to which the Securities Act applies and the rules of the exchange where the transaction took place, or (ii) other rules applicable to securities, including those covered by
Article 3 of the Securities Act, or foreign securities, provided that funds are made available by Pioneer PPTFP, S.A. to the BankCustodian for this purposes.

        F. SALES OF SECURITIES - To make delivery of securities which have been sold for the account of the Fund in accordance with (i) Central Depository rules with respect to securities to which the Securities Act applies and the rules of the exchange where the transaction took place, or (ii) other rules applicable to securities, including those covered by Article 3 of the Securities Act, or foreign securities and pay applicable commission, provided that funds are made available by Pioneer PPTFP, S.A. to the BankCustodian for this purposes.

        G. EXCHANGES - Upon receipt of proper instructions, to exchange securities held by it for the account of the Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event, relating to the securities or the issuer of such securities, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without proper instructions, the Bank-Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in Section C, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Bank-Custodian and further provided that the Bank-Custodian shall at the time of surrendering securities or instruments receive a receipt or other evidence of ownership hereof.

        H. EXERCISE OF RIGHTS: TENDER OFFERS - Upon receipt of proper instructions, to deliver to the issuer or trustee thereof securities upon invitation for tenders of securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Bank-Custodian.

        I. STOCK DIVIDENDS, RIGHTS, ETC. - To receive and collect all stock dividends, rights and other items of like nature; and to deal with the same pursuant to proper instructions relative thereto.

        J. DEMAND DEPOSIT BANK ACCOUNTS - To open and operate an account or accounts in the name of the Fund, subject only to draft or order by the Bank-Custodian. All funds received by the BankCustodian from or for the account of the Fund shall be deposited in said account(s). The Bank-Custodian's liability for such deposits shall be that of the Bank-Custodian's liability for a similar deposit.

        If and when authorized by proper instructions, the Bank-Custodian may open and operate additional account(s) in such other banks as may be designed by Pioneer PPTFP, S.A. (any such bank so designated by Pioneer PPTFP, S.A., and approved by the BankCustodian, being referred to hereafter as a "Banking Institution"). Such account(s) are hereinafter collectively referred to as "demand deposit bank accounts" and shall be in the name of the Bank-Custodian for account of the Fund and subject only to Bank-

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

Custodian's draft or order. Such demand deposit accounts may be opened with Banking Institutions in Poland and in other countries and may be denominated in either zlotys or other currencies as Pioneer PPTFP, S.A. may determine. All such deposits shall be deemed to be portfolio securities of the Fund and accordingly, the liability of the Bank-Custodian therefor shall be the same as, and no greater, than Bank-Custodian's liability in respect of cash deposits and portfolio securities of the Fund held directly by the Bank-Custodian, provided that the Bank-Custodian has not made any objections as to the purpose of such deposits.

        K(1).      INTEREST BEARING CALL OR TIME DEPOSITS - To place interest bearing fixed term and call deposits with such banks and in such amounts as Pioneer PPTFP, S.A. may authorize pursuant to proper instructions. Such deposits may be placed with the Bank-Custodian or other Banking Institutions as Pioneer PPTFP, S.A. may determine. Deposits may be denominated in zlotys or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Bank- Custodian, provided that (1) the Bank-Custodian shall include in its records with respect to the assets of the Fund appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institutions and other appropriate details, and (2) the Bank-Custodian shall retain such forms of advice or receipt evidencing the deposits, if any, as may be forwarded to the Bank-Custodian by the Banking Institution or Subcustodian. All such deposits shall be deemed to be portfolio securities of the Fund and accordingly, the liability of the Bank- Custodian therefor shall be the same as, and no greater, than Bank-Custodian's liability in respect of cash deposits and portfolio securities of the Fund held directly by the Bank-Custodian, provided that the Bank-Custodian has not made any objections as to the purpose of such deposits.

        K(2).     PLACEMENT OF THE FUND'S ASSETS WITH A SUBCUSTODIAN.    For
purposes of this Agreement, a "Subcustodian" is an institution designated by the Bank-Custodian to perform certain custodial functions on behalf of the Fund and approved for acting in such capacity Pioneer PPTFP, S.A. The Bank-Custodian is liable for any action or omission of the Subcustodian which harms directly the Fund and/or Pioneer PPTFP, S.A., in particular, it shall cover the cost of replacing the securities which have been lost or damaged as a result of the Subcustodian's action or omission. All assets held by the Subcustodian shall be deemed to be portfolio securities of the Fund and accordingly, the liability of the BankCustodian therefor shall be the same as, and no greater, than BankCustodian's liability in respect of cash deposits and portfolio securities of the Fund held directly by the Bank- Custodian, provided that the Bank-Custodian has not made any objections as to the purpose of such deposits.

        L. COLLECTIONS - To collect, receive and deposit in said account or accounts all income, payments of principal and other payments with respect to the securities held hereunder, and in connection therewith to deliver the certificates or other instruments representing the securities to the issuer thereof or its agent when securities are called, redeemed, retired or otherwise become payable. Payment is to be made in such form and manner at such time, which may be applicable after delivery by the Bank-Custodian of the instrument representing the security, or such proper instructions as the Bank-Custodian may receive, or governmental regulations, the rules of that Central Depository and clearing agencies.

        M. PROXIES, NOTICES, ETC. - Promptly to deliver or mail to Pioneer PPTFP, S.A. all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by the Fund that are received by the Bank-Custodian, upon receipt of proper instructions, to execute and deliver to proper parties such proxies or other authorizations as may be required.
The Bank-Custodian shall not vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto unless ordered to do so by proper instructions.

        N. OTHER TRANSFERS - Upon receipt of proper instructions, to deliver securities, funds and other property of the Fund to a Subcustodian or Successor; and, upon receipt of proper instructions, to make such other disposition of securities, funds or other property of the Fund in a manner other than, or for purposes other than, as enumerated elsewhere in this Agreement; PROVIDED THAT the instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.

        O. NONDISCRETIONARY DETAILS - Without the necessity of express authorization from Pioneer PPTFP, S.A., to attend to all nondiscretionary details which have not been otherwise provided for in this Agreement and do not require making investment decisions in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, funds or other property of the portfolio held by the Bank-Custodian.

        P. PAYMENTS - Upon receipt of proper instructions, to pay or cause to be paid, bills or other obligations of the Fund, stated in the Fund's By-laws, provided that Pioneer PPTFP, S.A. makes funds available to the Bank-Custodian for this purpose.

        Q. INVESTMENT LIMITATIONS - All instructions received in writing by the Bank-Custodian from Pioneer PPTFP, S.A or persons authorized by Pioneer PPTFP, S.A. to give instructions, are assumed by it, at the time of their receipt, to be consistent with the Act of Incorporation, the Statute, the By-laws, resolutions of the Management Board or the Supervisory Board of Pioneer PPTFP, S.A. For purposes of this Agreement, the "proper instruction" means the last instruction received by the Bank-Custodian from Pioneer PPTFP, S.A. or a person authorized by Pioneer PPTFP, S.A. to give instructions, applicable to an action or omission at the time of such action or omission. The Bank-Custodian shall in no event be liable to the holders of units in the Fund or Pioneer PPTFP, S.A. for direct damages and lost profits resulting from the BankCustodian's acting pursuant to proper instruction. The BankCustodian shall be indemnified by Pioneer PPTFP, S.A. for direct damages which result from the Bank-Custodian's carrying out proper instructions related to any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to make expenditures, encumber securities or take similar actions affecting the Fund.

        R. DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS - Upon receipt of proper instructions from Pioneer PPTFP, S.A. or a person authorized by Pioneer PPTFP, S.A. to give instructions, the Bank- Custodian shall pay dividends or make other due payments to Fund unitholders in accordance with the By-laws for the account of Financial Services Spolka z ograniczona odpowiedzialnoscia.

        S. ASSISTANCE BY THE BANK-CUSTODIAN AS TO CERTAIN ACTIVITIES: The Bank-Custodian may assist generally in the preparation of reports to Fund participants and others, and of its accounts, and other ministerial matters of like nature.

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

        T. ADDITIONAL DUTIES OF THE BANK-CUSTODIAN: The Bank-Custodian shall have and perform the following additional powers and duties:

        1. RECORDS - The Bank-Custodian shall create, maintain and retain records relating to its activities and obligations under this Agreement as are required under applicable Polish law, in particular, tax laws, the Securities Act, and the By-laws. All such records will be the property of Pioneer PPTFP, S.A. and, in the event of termination of this Agreement, shall be delivered to the Successor.

        2. ACCOUNTS - The Bank-Custodian shall keep the books of accounts and render statements including monthly and quarterly financial statements in accordance with proper instructions.

        3. ACCESS TO RECORDS - The books and records maintained by the Bank-Custodian pursuant to Sections T1 and T2 shall at all times during the Bank-Custodian's regular business hours be open for inspection and audit by persons authorized by the Commission or Pioneer PPTFP, S.A. The books and records maintained by the BankCustodian pursuant to Sections T1 and T2 may be kept in the form of physical or computer records.

        U. CALCULATION OF NET ASSET VALUE - To compute and determine the net asset value per unit of participation in the Fund in accordance with (1) the By-laws, (2) applicable resolutions of the Management Board and the Supervision Board of Pioneer PPTFP, S.A., and (3) proper instructions from such officers of Pioneer PPTFP, S.A. or other persons authorized by the Management Board of Pioneer PPTFP, S.A. to give instructions with respect to computation and determination of the net asset value. On each day that the BankCustodian shall compute the net asset value, per unit of the Fund, the Bank-Custodian shall provide Pioneer PPTFP, S.A. with written reports which permit Pioneer PPTFP, S.A. to verify that portfolio transactions have been recorded in accordance with Pioneer PPTFP,

S.A.'s instructions and are reconciled with the Fund trading records as reflected in the books maintained by the Bank-Custodian.

        In computing the net asset value, the Bank- Custodian shall rely upon any information furnished by proper instructions, including without limitation any information (1) as to accrual of liabilities of the Fund and as to liabilities of the Fund not appearing at the time of their origination on the books of account kept by the Bank-Custodian, but recorded in the books within 30 days from their origination, (2) as to the existence, status and proper treatment of reserves, if any, authorized by Pioneer PPTFP, S.A., as to the source of quotations to be used in computing the net asset value, (3) as to the fair value to be assigned to any securities or other property for which price quotations are not readily available, and (4) as to the sources of information with respect to "corporate actions" affecting portfolio securities of the Fund. (Information as to "corporate actions" shall include information as to dividends, distributions, stock splits, stock dividends, recapitalization, mergers, maturity dates and similar transactions, including the ex- and record dates and the amounts or other terms thereof.)

        In like manner, the Bank-Custodian shall compute and determine the net asset value as of other times determined by the Management Board or Supervision Board of Pioneer PPTFP, S.A in accordance with the By-laws.

        Notwithstanding any other provisions of this Agreement, the following provisions shall apply with respect to the BankCustodian's foregoing responsibilities in this Section U: the Bank- Custodian shall be held to exercise of reasonable care in computing and determining net asset as provided in this Section U, but shall not be held accountable or liable for any losses, damages or expenses, the Fund or any unitholder or former unitholder of the Fund may suffer or incur arising from or based upon errors or delays in the determination of such net asset value unless such error or delay was due to Bank-Custodian's negligence, gross negligence or reckless or willful misconduct in determination of such net asset value. Bank-Custodian's liability for any such negligence, gross negligence or reckless or willful misconduct which results in an error in determination of such net asset value shall be limited to the direct, out-of-pocket loss of the Fund, unitholder or former unitholder shall actually incur, measured by the difference between the actual and the erroneously computed net asset value, and any expenses the Fund shall incur in connection with correcting the records of the Fund affected by such error or communicating with unitholders or former unitholders of the Fund affected by such error.

        Without limiting the foregoing, the Bank- Custodian shall not be held accountable or liable to the Fund, unitholder or former unitholder thereof or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (1) the Bank-Custodian's failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting portfolio securities of the Fund or (2) any errors in the computation of the net asset value based upon or arising out of quotations or corporate actions if received by the Bank-Custodian either (a) from a source which the Bank-Custodian was authorized pursuant to the second paragraph of this Section U to rely upon, or (b) from a source which in the Bank-Custodian's reasonable judgement was as reliable a source for such quotations or information as the sources authorized pursuant to that paragraph. Nevertheless, the Bank-Custodian will use its best judgement in determining whether to verify through other sources any information it has received as to quotations or corporate actions if the BankCustodian has reason to believe that any such information might be incorrect.

        V. PROPER INSTRUCTIONS - Proper instructions shall mean a telex from Pioneer PPTFP, S.A. or a person authorized by

Pioneer PPTFP, S.A. to give instructions, a written request, direction, instruction or certification signed on behalf of Pioneer PPTFP, S.A. by one or more person or persons as the Management Board of Pioneer PPTFP, S.A. shall have authorized, provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of Pioneer PPTFP, S.A. shall be signed by such person. Those persons authorized to give proper instructions shall be identified by name, title and position, facsimile signature and will include at least one officer empowered by the Management Board to name other individuals who are authorized to give proper instructions on behalf of the Fund. Persons authorized to give instructions hereunder may commence giving instructions from the time they have been placed on the list of persons authorized to give proper instructions. Proper instructions may include communications effected directly between electromechanical or electronic devices or systems, in addition to tested telex, provided that Pioneer PPTFP, S.A. and the BankCustodian agree to the use of such device or system. Instructions may be conveyed by telephone, provided that they are confirmed in writing.

        The Bank-Custodian shall not be liable for any nonperformance of, or failure to perform properly, its obligations under this Agreement, if any such non-performance or failure to perform properly is caused by circumstances which cannot be predicted or prevented (such circumstances are hereinafter called "Force Majeure").

        For purposes of this Agreement, it is agreed that Force Majeure includes, among others, war, uprising, earthquake, flood, fire, legal acts and decisions of Polish authorities applicable to the Bank-Custodian. When the Bank-Custodian determines that it is unable to fulfill its obligations hereunder by reasons of Force Majeure, it will, if possible, immediately notify Pioneer PPTFP, S.A. by fax, telex, express mail and upon request, to the extent it is possible, will submit to Pioneer PPTFP S.A. a certificate issued by Polish authorities attesting to that event.

        The Bank-Custodian will inform Pioneer PPTFP, S.A. in writing when the Force Majeure ceases to exist and will immediately resume the performance of its obligations under the Agreement.

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                                Appendix No. 2

Standard of Care and Related Matters:
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        A.  LIABILITY OF THE BANK-CUSTODIAN WITH RESPECT TO PROPER INSTRUCTION:
EVIDENCE OF AUTHORITY: Etc. The Bank-Custodian shall not be liable for any action taken or omitted in reliance upon proper instructions conveyed by Pioneer PPTFP, S.A. or a person authorized by Pioneer PPTFP, S.A. to give instructions or upon any other document believed by it to be genuine.

        The Management Board of Pioneer PPTFP, S.A. shall certify to the Bank-Custodian the names, signatures and scope of authority of all persons authorized to give proper instructions or any other documents on behalf of Pioneer PPTFP, S.A. and resolutions, votes, instructions or directions of Pioneer PPTFP, S.A. necessary for the performance by the Bank-Custodian of its obligations hereunder. Such certificate may be relied upon by the Bank-Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.

        So long as to the extent that it is in the exercise of reasonable care, the Bank-Custodian shall not be responsible for legal defects of the Fund's assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

        The Bank-Custodian shall be entitled, at the expense of the Fund, to receive and act upon advice of (1) counsel regularly retained by the Bank-Custodian in respect to custodian matters, (ii) counsel for Pioneer PPTFP, S.A., or (iii) such other counsel as Pioneer PPTFP, S.A. and the Bank-Custodian may agree upon, with respect to all matters. The Bank-Custodian shall be without liability for any action reasonable taken or omitted pursuant to such advice.

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        B.  LIABILITY OF THE BANK-CUSTODIAN WITH RESPECT TO USE OF SECURITIES
SYSTEM - With respect to the portfolio securities, cash and other property of the Fund held by a "Security System," the Bank-Custodian shall be liable to the Fund only for any direct loss or damage to the Fund resulting from use of the Securities System if caused by any negligence, misfeasance or willful misconduct of the Bank-Custodian or any of its agents or employees or from any failure of the Bank-Custodian or any such agent to enforce effectively such rights as it may have against the seller or producer of the Securities System. The Bank- Custodian shall, if agreed to by Pioneer PPTFP, S.A., assign to Pioneer PPTFP, S.A. its rights, with respect of any claim against the seller or producer of the Securities System or any other person which the Bank-Custodian may have as a consequence of any such loss or damage to the Fund if, and to the extent that, the Fund has not been made whole for any such loss or damage. The term "Securities System" means any safe or vault, physical books and records and computer systems established and maintained for the purpose of protecting funds, their property of the Fund against theft, damage, falsification or erroneous recording.

        C. STANDARD OF CARE; LIABILITY; INDEMNIFICATION - The Bank-Custodian shall be held, in carrying out the provisions of this Agreement, only to the exercise of proper care and diligence generally required of bank-custodians in performing custodian and fiduciary functions, provided that the BankCustodian shall not hereby be required to take any action which is in contravention of any applicable Polish law. Pioneer PPTFP, S.A. agrees to indemnify and hold harmless the Bank-Custodian from all claims and liabilities (including counsel fees) (not including lost profits) incurred or assessed against it in connection with the performance of this Agreement, except such as may arise from its breach of the relevant standard of conduct set forth in this Agreement.

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        D.  REIMBURSEMENT OF ADVANCES - The Bank- Custodian shall be entitled to receive reimbursement from the Fund on demand, for its cash disbursements, expenses and charges (including the fees and expenses of any Subcustodian or any Agent, and the cost of rewizji sprawozdan finansowych requested by Pioneer PPTFP,S.A.) in connection with this Agreement, but excluding salaries and usual overhead expenses.

        E. APPOINTMENT OF AGENTS - The Bank-Custodian may at any time in its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent) to carry out such of the provisions of this Agreement, as the BankCustodian may direct, provided, however, that the appointment of such Agent shall be approved by Pioneer PPTFP, S.A. and that it shall not relieve the Bank- Custodian of any of its responsibilities under this Agreement.

        F. POWERS OF ATTORNEY - Upon request, Pioneer PPTFP, S.A. shall deliver to the Bank-Custodian such proxies, powers of attorney or other instruments as may be necessary or desirable in connection with the performance by the Bank- Custodian of its respective obligations under this Agreement.


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